Exhibit (a)(1)(A)

MENTOR GRAPHICS CORPORATION

JANUARY 7, 2010

OFFER TO EXCHANGE

CERTAIN STOCK OPTIONS FOR RESTRICTED STOCK UNITS

This offer to exchange and your withdrawal rights will expire at

5:00 p.m., Pacific Standard Time, on February 5, 2010, unless extended.

Mentor Graphics Corporation, an Oregon corporation (“us,” “we,” “Mentor Graphics” or the “Company”), by this Offer to Exchange Certain Stock Options for Restricted Stock Units (the “Exchange Offer”), is offering to eligible employees of the Company and its majority-owned subsidiaries the opportunity to voluntarily exchange eligible stock options for newly issued restricted stock units (the “RSUs”).

You are an “eligible employee” if you are:

•	An employee of the Company or one of its majority-owned subsidiaries, who holds eligible stock options, worldwide; and

•	Employed by the Company or one of its majority-owned subsidiaries on the date the Exchange Offer commences and remain employed with us through the date the Exchange Offer expires.

The Company has excluded executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), members of our Board of Directors and any former employees from participating in the Exchange Offer. We may exclude otherwise eligible employees located outside the United States if we determine that including these employees would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. Accordingly, employees in Canada, China, Denmark, Netherlands and Russia will not be eligible to participate in the Exchange Offer. In addition, we reserve the right to withdraw the Exchange Offer in certain non-U.S. jurisdictions if we determine that equity compensation will no longer be a part of the compensation policies and practices in such jurisdictions or if we determine that including employees in these jurisdictions would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction.

If you are an eligible employee and your Company stock options meet the following criteria, then those options are “eligible stock options” that you may elect to exchange in the Exchange Offer:

•	The exercise price of your stock options is equal to or greater than $11.00;

•	Your stock options were granted prior to January 7, 2009; and

•	Your stock options are scheduled to expire after August 5, 2010.

For purposes of the Exchange Offer, the term “stock option” or “option” generally refers to an option to purchase one share of our common stock.

If you participate in the offer, the number of RSUs that you receive will depend on the number of options you exchange and the exercise prices of those options. The RSUs will be subject to the terms and conditions of the Mentor Graphics Corporation 1982 Stock Option Plan, as amended (the “1982 Plan”). The new vesting schedule that will apply to RSUs is explained in Section 8 of the Exchange Offer.

Participation in the Exchange Offer is completely voluntary. Eligible employees will be permitted to exchange eligible stock options for RSUs on a grant-by-grant basis, subject to the terms set forth below. Eligible stock options properly surrendered in the Exchange Offer and accepted by us for exchange will be cancelled on the day that the Exchange Offer expires and the RSUs will be granted as of the next business day following the expiration date of the Exchange Offer. If you choose not to participate in the Exchange Offer, you will continue to hold your eligible stock options on the same terms and conditions and pursuant to the stock option plans under which they were originally granted.

See the section entitled Risk Factors for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Exchange Offer.

Shares of Mentor Graphics common stock are listed on the NASDAQ Global Select Market under the symbol “MENT.” On December 11, 2009, the closing price of Mentor Graphics common stock on the NASDAQ Global Select Market was $8.30 per share. The current market price of our common stock, however, is not necessarily indicative of future stock prices, and we cannot predict what the closing price of our common stock will be on the date the RSUs are granted. We recommend that you obtain current market quotations for our common stock before deciding whether to participate in the Exchange Offer.

We are making the Exchange Offer upon the terms and conditions described in this Exchange Offer document and in the related documents referred to in this document. The Exchange Offer is not conditioned on a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating.

If you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify Stock & Option Solutions (“SOS”) of your election to exchange stock options before the Exchange Offer expires. We have engaged SOS to act as the depositary for the Exchange Offer. You may notify SOS of your election by making an election online at the Exchange Offer website, which is available at https://mentor.equitybenefits.com. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific Standard Time, on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended).

Included in the materials emailed to you is your Log-in ID and Password. You will need your Log-in ID and Password to gain access to your personal information on the Exchange Offer website at https://mentor.equitybenefits.com and to make your online elections with respect to the Exchange Offer.

If you have difficulty accessing the Exchange Offer website and require assistance, please email: Option_ExchangeQuestions@mentor.com. Emails will be responded to between 8:00 a.m. and 5:00 p.m. Pacific Standard Time, Monday through Friday.

IMPORTANT

Although the Compensation Committee of our Board of Directors has approved the Exchange Offer, consummation of the Exchange Offer is subject to, and conditioned on, the conditions described in The Exchange Offer — Section 6, Conditions of the Exchange Offer. Neither we nor the Compensation Committee of our Board of Directors will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible stock options for RSUs in the Exchange Offer. You must make your own decision on whether to surrender your eligible stock options for exchange after taking into account your own personal circumstances or preferences. If you hold eligible stock options and are subject to taxation in a country other than the United States, please refer to the Schedules attached to this Exchange Offer document for further details regarding tax consequences and other issues for international employees. You are encouraged to consult your personal outside advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to the Exchange Offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR NON-U.S. SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS EXCHANGE OFFER DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS EXCHANGE OFFER DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Exchange Offer dated January 7, 2010

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

The following questions and answers were prepared to address common questions that you may have about the Exchange Offer. We encourage you to carefully read the rest of this Exchange Offer document and the other related documents referred to in this document. Where appropriate, we have included references to the relevant numbered sections of The Exchange Offer portion of this Exchange Offer document and to other portions of the document where you can find a more complete description of the topics in this summary.

Q23	What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?	7

Q24	If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options?	7

Q25	How long do I have to decide whether to participate in the Exchange Offer?	7

Q26	How do I participate in the Exchange Offer?	8

Q27	When and how can I withdraw previously surrendered eligible stock options?	8

Q28	How will I know if my election form or my notice of withdrawal has been received?	8

Q29	What will happen if I do not submit my election form by the deadline?	8

Q30	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Exchange Offer document or any documents attached or referred to in this document?	9

Q1	Why is Mentor Graphics making the Exchange Offer?

We believe that an effective and competitive employee incentive program is imperative for the success of our business. We rely on our experienced and productive employees and their efforts to help us achieve our business objectives. At Mentor Graphics, equity compensation constitutes a key component of our incentive and retention programs because we believe that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

Due to the significant decline of our stock price during the last few years, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the NASDAQ Global Select Market on December 11, 2009 was $8.30, whereas the weighted average exercise price of all outstanding eligible stock options held by our employees was $14.1904. As of December 11, 2009, approximately 70% of outstanding stock options held by our employees had an exercise price greater than the 52-week high trading price of our common stock. Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. As a result, for many employees, these stock options are ineffective at providing the incentives and retention value we believe are necessary to motivate and retain our employees.

In addition, shareholders may consider the ratio of our outstanding options to total outstanding shares (“overhang”) to be high. These stock options will remain on our books with the potential to dilute shareholders’ interests for up to the full term of the options unless they are surrendered or cancelled, while delivering little or no retentive or incentive value to our employees.

See Section 2, Purpose of the Exchange Offer, for more information.

Q2	Who is eligible to participate in the Exchange Offer?

The Exchange Offer will be open to all U.S. and international employees who hold eligible options, except as described below. We may exclude employees if we determine that including these employees would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. Accordingly, employees in Canada, China, Denmark, Netherlands and Russia will not be eligible to participate in the Exchange Offer. In addition, we reserve the right to withdraw the Exchange Offer in certain non-U.S. jurisdictions if we determine that equity compensation will no longer be a part of the compensation policies and practices in such jurisdictions or if we determine that including employees in these jurisdictions would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction. To be eligible, an individual must be eligible to participate in the 1982 Plan, must be employed on the date the Exchange Offer commences and must remain employed through the date that RSUs are granted. The Exchange Offer will not be open to our executives who are subject to the provisions of Section 16 of the Exchange Act, members of our Board of Directors or any former employees.

See Section 1, Eligible Stock Options; Eligible employees; Expiration Date, for more information.

Q3	Which stock options are eligible for exchange in the Exchange Offer?

To be eligible for exchange in the Exchange Offer, a stock option must (a) have an exercise price equal to or greater than $11.00, (b) have been granted prior to January 7, 2009, and (c) be scheduled to expire after August 5, 2010.

See Section 1, Eligible Stock Options; Eligible employees; Expiration Date, for more information.

Q4	What are the differences between the RSUs and the eligible stock options that may be surrendered in the Exchange Offer?

A stock option is a right to buy a share of Mentor Graphics common stock on or after the vesting date at a set exercise price. A restricted stock unit or RSU is a right to receive a share of Mentor Graphics common stock on the vesting date without paying any purchase price.

RSUs are a different type of award than options, and so the terms and conditions of your RSUs necessarily will be different from your options. Your RSUs will be granted under the 1982 Plan and will be subject to an RSU agreement under the 1982 Plan. The forms of RSU agreements have been filed as exhibits to the Schedule TO of which this Exchange Offer is a part and are available on the SEC’s website at www.sec.gov. Further, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged stock options.

Until your RSUs vest and you are issued shares of Mentor Graphics common stock in payment for the vested RSUs, you will not have any of the rights of a shareholder of Mentor Graphics with respect to those shares. Once you have been issued the shares of common stock, you will have all of the rights of a shareholder with respect to those shares, including the right to vote.

IN ADDITION, THE TAX TREATMENT OF THE RESTRICTED STOCK UNITS WILL DIFFER SIGNIFICANTLY FROM THE TAX TREATMENT OF YOUR STOCK OPTIONS. PLEASE SEE QUESTION 22 AND SECTION 13 AND THE REMAINDER OF THIS EXCHANGE OFFER FOR FURTHER DETAILS.

See Section 1, Eligible Stock Options; Eligible employees; Expiration Date, for more information.

Q5	What are the conditions of the Exchange Offer?

The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer and which are more fully described in Section 6, Conditions of the Exchange Offer. The Exchange Offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating. If any of the events described in Section 6 occur, we may terminate, extend or amend the Exchange Offer at any time prior to the expiration of the Exchange Offer.

See Section 6, Conditions of the Exchange Offer.

Q6	If I elect to participate and my surrendered eligible stock options are accepted, when will I receive my RSUs?

We expect to cancel all properly surrendered eligible stock options on the same day that the Exchange Offer expires. We also expect that the grant date of the RSUs will be the next business day after the expiration of the Exchange Offer. The scheduled expiration date of the Exchange Offer is Friday, February 5, 2010 at 5:00 p.m. Pacific Standard Time and we expect to accept and cancel all properly surrendered eligible stock options on that day. We expect that the RSU grant date will be the next business day, Monday, February 8, 2010. If the expiration date of the Exchange Offer is extended, then the cancellation date and the RSU grant date will be similarly extended. RSU agreements governing the terms of the RSUs will be delivered to you as soon as reasonably practicable following the RSU grant date.

See Section 3, Procedures for Surrendering Eligible Stock Options.

Q7	When will the RSUs vest?

The vesting schedule of your current eligible stock options will no longer apply, and your RSUs will be subject to a new vesting schedule. Consequently, even if you exchange eligible stock options that vested prior to the expiration of the Exchange Offer, the RSUs granted in exchange for such eligible stock options will be unvested and subject to a new vesting schedule. With the exception of RSUs granted to employees in France, RSUs that are granted in exchange for fully vested eligible stock options will be subject to a new two-year vesting schedule (50% vesting on each anniversary of the RSU grant date). With the exception of RSUs granted to employees in France, RSUs granted in exchange for eligible stock options that are not fully vested will be subject to a new three-year vesting schedule (33% vesting on each anniversary of the RSU grant date). RSUs granted to employees in France will vest as described in Schedule E to this Exchange Offer.

See Section 8, Terms of RSUs and Schedule E.

Q8	What if I elect to participate in the Exchange Offer and then leave Mentor Graphics before the date the RSUs are granted?

If you elect to participate in the Exchange Offer and your employment terminates for any reason before the RSU grant date, your exchange election will be cancelled and you will not receive RSUs. If this occurs, no changes will be made to the terms of your current stock options, and these stock options will be treated as if you had declined to participate in the Exchange Offer. In that case, generally, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of your existing stock option agreement.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Mentor Graphics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the RSU grant date or thereafter.

Q9	Will I have to pay for my RSUs?

No. You do not have to make any cash payment to Mentor Graphics to receive your RSUs or the common stock upon vesting of your RSUs. However, please see Q22 regarding potential tax withholding obligations.

Q10	What if I elect to participate in the Exchange Offer and then leave Mentor Graphics after the RSUs are granted?

If you elect to participate in the Exchange Offer and surrender eligible stock options for exchange, and if we accept your surrendered eligible stock options, your RSUs will be granted on the RSU grant date. If your employment terminates for any reason after the RSU grant date, the terms and conditions of any RSUs granted in the Exchange Offer will apply. If your employment with the Company terminates before your RSUs are fully vested, the unvested portion of the RSUs will terminate immediately upon the date your employment terminates in accordance with the terms of your RSU agreement.

Q11	What does it mean to exchange on a “grant-by-grant” basis? (See also Q13)

Eligible stock options may be surrendered only on a grant-by-grant basis in exchange for RSUs. The entire grant must be surrendered. No partial surrender of a stock option grant will be accepted. Generally, when we grant stock options to employees, the stock option “grant” will provide the right to purchase a specified number of shares of common stock at a specified exercise price. For example, on January 1 an employee might receive a stock option grant and on June 1 the employee might receive another stock option grant. When we state that employees will be permitted to exchange eligible stock options for RSUs on a grant-by-grant basis, we mean that you can elect to exchange either one of the stock option grants, both of the stock option grants or neither of these stock option grants.

Q12	If I elect to participate and my surrendered eligible stock options are accepted, how many RSUs will I receive in exchange?

If you elect to participate in the Exchange Offer, the number of RSUs that you receive will depend on the number of stock options you exchange, the exercise price of those stock options and an exchange ratio. RSU grants calculated according to the exchange ratio will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be issued. Note that the exchange ratios apply to each of your stock option grants separately. This means that the various stock option grants you hold may be subject to different exchange ratios.

The exchange ratios are as follows:

Exercise Price Range of Eligible Stock Options	Exchange Ratio Cancelled Stock Options to RSUs
$11.00 to $11.99	7 to 1
$12.00 to $13.99	8 to 1
$14.00 to $17.80	9 to 1
$17.81 and above	30 to 1

Q13	Can I exchange a portion of an eligible stock option grant?

No. Eligible employees will be permitted to exchange eligible stock options for RSUs on a grant-by-grant basis only. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange all of the outstanding (i.e., unexercised) stock options underlying that particular stock option grant. If you attempt to exchange a portion but not all of the underlying stock options of an eligible stock option grant, your election form will be rejected.

Q14	What if I have more than one eligible stock option grant?

Eligible employees will be permitted to exchange eligible stock options for RSUs on a grant-by-grant basis. This means that if you have more than one eligible stock option grant, you may elect to surrender one eligible stock option grant and not another. For example, if you have two eligible stock option grants, one that provides a right to purchase 100 shares of common stock and another that provides a right to purchase 50 shares of common stock, you may elect to exchange just the stock option grant that provides a right to purchase 100 shares of common stock, just the stock option grant that provides a right to purchase 50 shares of common stock, both stock option grants, or neither stock option grant.

Q15	Must I participate in the Exchange Offer?

No. Participation in the Exchange Offer is completely voluntary. If you choose not to participate, you will keep all of your currently outstanding stock options, including stock options eligible for the Exchange Offer, and you will not receive RSUs in the Exchange Offer. No changes will be made to the terms of your current stock options if you decline to participate. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q16	How should I decide whether to exchange my eligible stock options for RSUs?

Mentor Graphics is providing as much information as possible to assist you in making your own informed decision. You are encouraged to seek further advice from your tax, financial and legal advisors. No one from Mentor Graphics is, or will be, authorized to provide you with advice, recommendations or additional information in this regard.

It is important that you review the section entitled Risk Factors for a discussion of the risks of participating in the Exchange Offer, including those relating to the value of eligible stock options compared to RSUs if Mentor Graphics’ stock price increases in the future.

Q17	Why can’t Mentor Graphics just grant eligible employees additional stock options?

We designed the Exchange Offer to avoid the potential dilution in ownership to our shareholders that would result if we granted employees additional stock options to supplement their existing stock options. Granting more stock options would increase the number of outstanding stock options relative to our outstanding shares of common stock (sometimes called “overhang”), which we do not believe would be in the best interests of our shareholders. In addition, issuing additional stock options without cancelling any previously granted stock options would increase our non-cash compensation expense, as we would need to recognize expense for both the additional stock options and the previously granted stock options. This would decrease our reported earnings and could negatively impact our stock price.

Q18	How do I find out how many eligible stock options I have and what their exercise prices are?

You can review a list of your eligible stock options and the exercise prices of such options at the Exchange Offer Website, which is available at https://mentor.equitybenefits.com.

Q19	Can I exchange stock options that I have already fully exercised?

No. The Exchange Offer only applies to outstanding Mentor Graphics stock options that are eligible under the Exchange Offer. You will not be able to exchange shares of Mentor Graphics stock that you own outright.

Q20	Can I exchange the remaining portion of an eligible stock option grant that I have already partially exercised?

Yes. If you previously exercised an eligible stock option grant in part, the entire remaining outstanding (i.e., unexercised) portion of the eligible stock option grant can be exchanged in the Exchange Offer.

Q21	What if I am on an authorized leave of absence?

Any eligible employees who are on an authorized leave of absence will be able to participate in the Exchange Offer. If you surrender your eligible stock options and you are on an authorized leave of absence on the RSU grant date, you will be entitled to receive RSUs on the RSU grant date as long as all other eligibility requirements are still met.

Q22	Will I owe taxes if I participate in the Exchange Offer? (See also Schedules A - T International Tax)

Generally, for U.S. federal income tax purposes, we believe the exchange of eligible stock options for RSUs pursuant to the Exchange Offer should be treated as a nontaxable exchange and that no income should be recognized upon the grant of the RSUs. However, you normally will have taxable income when Mentor Graphics common stock is issued to you in payment of your vested RSUs, at which time the Company typically also will have an obligation to withhold taxes from you. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement. You also may have taxable capital gain when you sell the shares you receive in payment of your vested RSUs.

Note that the tax treatment of RSUs differs significantly from the tax treatment of your stock options. As a result, if you participate in the offer and receive RSUs for exchanged stock options issued under the 1982 Plan, your tax liability could be higher than if you had kept your eligible stock options.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in the Exchange Offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

See Section 13, Material Federal Income Tax Consequences and Schedules A-T for expected tax consequences for international employees, for more information.

Q23	What happens to eligible stock options that I choose not to surrender or that are not accepted for exchange in the Exchange Offer?

The Exchange Offer will have no effect on eligible stock options that you choose not to surrender or on eligible stock options that are not accepted for exchange in the Exchange Offer.

Q24	If I surrender eligible stock options in the Exchange Offer, will I be required to give up all of my rights under the surrendered eligible stock options?

Yes. On the expiration of the Exchange Offer, any eligible stock options you surrender in exchange for RSUs that we accept for exchange will be cancelled, and you will no longer have any rights under those surrendered eligible stock options.

Q25	How long do I have to decide whether to participate in the Exchange Offer?

The Exchange Offer expires at 5:00 p.m., Pacific Standard Time, on February 5, 2010. No exceptions will be made to the deadline, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 6:00 a.m., Pacific Standard Time, on the next business day after the last previously scheduled or announced expiration date. If the expiration date of the Exchange Offer is extended, then the cancellation date and the RSU grant date will be similarly extended.

See Section 14, Extension of the Exchange Offer; Termination; Amendment, for more information.

Q26	How do I participate in the Exchange Offer?

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election to exchange such eligible stock options before the Exchange Offer expires. You may notify SOS of your election by making an election online at the Exchange Offer website, which is available at https:/mentor.equitybenefits.com. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific Standard Time, on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended).

You do not need to return your stock option agreement(s) relating to any surrendered eligible stock options, as they will be cancelled automatically if we accept your eligible stock options for exchange.

Your eligible stock options will not be considered surrendered until SOS receives your properly submitted electronic election form before 5:00 p.m., Pacific Standard Time, on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended). If you miss the deadline or submit an electronic election form that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that your electronic election form is properly completed, submitted and received by SOS by the deadline.

We reserve the right to reject any or all surrenders of eligible stock options that we determine are not in appropriate form or that we determine it would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly surrendered eligible stock options on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended).

See Section 3, Procedures for Surrendering Eligible Stock Options, for more information.

Q27	When and how can I withdraw previously surrendered eligible stock options?

If you elect to surrender eligible stock options and later change your mind, you may withdraw your surrendered eligible stock options by notifying SOS of your election to withdraw the stock options before the Exchange Offer expires. You may notify SOS of your withdrawal election by revising your election online at the Exchange Offer website, which is available at https://mentor.equitybenefits.com. Your online withdrawal election must be submitted before the expiration deadline of 5:00 p.m., Pacific Standard Time, on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended).

Once you have withdrawn eligible stock options, you may again surrender such stock options by following the procedures for properly surrendering eligible stock options as discussed in Question 26.

If you miss the deadline for notifying SOS of your withdrawal election but remain an eligible employee, any previously surrendered eligible stock options will be cancelled and exchanged pursuant to the Exchange Offer.

Q28	How will I know if my election form or my notice of withdrawal has been received?

You can check the Election Confirmation page on the Exchange Offer website, which is available at https://mentor.equitybenefits.com, at any time to see your current election(s). It is your responsibility to ensure that SOS receives your electronic election form or notice of withdrawal, as applicable, prior to the expiration of the Exchange Offer.

Q29	What will happen if I do not submit my electronic election form by the deadline?

If SOS does not receive your election to surrender eligible stock options for exchange before the Exchange Offer expires, then all of your eligible stock options will remain outstanding at their original exercise price and subject to their original terms. If you decide not to surrender any of your eligible stock options for exchange in the Exchange Offer, you do not need to do anything.

Q30	What if I have questions regarding the Exchange Offer, or if I need a paper copy or additional copies of this Exchange Offer document or any documents attached or referred to in this document?

No one from Mentor Graphics is, or will be, authorized to provide you with advice, recommendations or additional information. If you need a paper copy or additional copies of this Exchange Offer document or any documents attached or referred to in this document, please email Option_ExchangeQuestions@mentor.com.

If you have technical difficulty accessing the Exchange Offer website and require assistance, please email: Option_ExchangeQuestions@mentor.com. Emails will be responded to between 8:00 a.m. and 5:00 p.m. Pacific Standard Time, Monday through Friday.

RISK FACTORS

Participating in the Exchange Offer involves a number of risks, including those described below. This list and the risk factors in our annual report on Form 10-K for the fiscal year ended January 31, 2009, as updated by the quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 2009, July 31, 2009, and October 31, 2009, each filed with the SEC, highlight the material risks of participating in the Exchange Offer. You should carefully consider these risks and are encouraged to speak with your tax, financial and legal advisors before deciding to participate in the Exchange Offer. In addition, we strongly urge you to read the sections in this Exchange Offer document discussing the expected tax consequences in the United States and Schedules A through T discussing the tax consequences for certain employees outside the United States, as well as the rest of this Exchange Offer document for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Exchange Offer.

In addition, this Exchange Offer and our SEC reports referred to above include “forward-looking statements.” When used in this Exchange Offer, the words “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology as they relate to us are intended to identify such forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors described elsewhere in this Exchange Offer. The documents we file with the SEC, including the reports referred to above, discuss some of the known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the Exchange Offer.

The following discussion should be read in conjunction with our financial statements and notes to the financial statements included on our most recent reports on Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this Exchange Offer, which speak only as of the date hereof.

Risks Related to the Exchange Offer

If you exchange eligible stock options for RSUs in the Exchange Offer and your employment with us terminates before the RSUs fully vest, you will forfeit any unvested portion of your RSUs.

The terms and conditions for the new RSUs will govern what effect your termination of employment will have on any outstanding RSUs. Except for RSUs granted to employees in France, RSUs replacing surrendered stock options that were fully vested at the time they were surrendered for cancellation will vest in equal annual increments over the two years following their grant date. Except for RSUs granted to employees in France, RSUs replacing surrendered stock options that were not fully vested at the time they were surrendered for cancellation will vest in equal annual increments over the three years following their grant date. RSUs granted to employees in France will vest as described on Schedule E to this Exchange Offer. Accordingly, if your employment terminates before your RSUs are fully vested, the unvested portion of the RSUs will terminate immediately on the date your employment terminates.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Mentor Graphics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the RSU grant date or thereafter.

The value of our common stock fluctuates and there is no guarantee that RSUs will increase in value over time.

The market price of our common stock has been volatile. As a result, there is no guarantee that any RSUs received in the Exchange Offer will increase in value over time.

If we are acquired by or merge with another company, your surrendered stock options might be worth more than the RSUs that you receive in exchange for them.

A transaction involving the Company, such as a merger or other acquisition, could have a substantial effect on the price of our common stock, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible employees who elect to participate in the Exchange Offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible employees who did not participate in this Exchange Offer and retained their original stock options.

Furthermore, a transaction involving the Company, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us terminates before your RSUs vest, you will not receive any value with respect to your unvested RSUs.

RSUs will not be vested on the RSU grant date.

The RSUs will be subject to a new vesting schedule. This is true even if your exchanged stock options are 100% vested. If you elect to exchange stock options for RSUs and do not remain an employee with us through the date your RSUs vest, your RSUs will not vest. As a result, you will not receive any value with respect to your unvested RSUs.

If the price of our common stock increases over time, the value of the RSUs that you receive in the Exchange Offer may ultimately be less than the value of the eligible stock options that you surrendered in the exchange.

Because you will receive fewer RSUs in the Exchange Offer than the eligible stock options you surrender for exchange, it is possible that, at some point in the future, your surrendered eligible stock options would have been economically more valuable than the RSUs granted in the Exchange Offer. For example, assume, for illustrative purposes only, that you surrender eligible stock options that provide the right to purchase 200 shares of common stock at an exercise price of $12.00 per share, you receive a grant of 25 RSUs, and two years after the RSU grant date the price of our common stock had increased to $22.00 per share. Under this example, if you had kept your surrendered eligible stock options and sold all 200 of the underlying shares at $22.00 per share, you would have realized a pre-tax gain of $2,000 (i.e., 200 options multiplied by the $10 difference between the $22 market price and the $12 exercise price), but if you exchanged your eligible stock options and sold the 25 underlying shares subject to the RSUs, you would only realize a pre-tax gain of $550 (i.e., 25 shares multiplied by a $22 market price).

For United States taxpayers, RSUs will generally result in taxable ordinary income when shares are issued in payment at vesting.

If you participate in the Exchange Offer and receive RSUs for surrendered eligible stock options, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the RSU grant date. However, you generally will have taxable ordinary income when shares are issued to you in payment of vested RSUs, at which time the Company generally also will have a tax withholding obligation. The Company will satisfy all tax withholding obligations in the manner specified in your RSU agreements. You also may have taxable capital gains when you sell the shares underlying the RSUs. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the RSUs or the shares you receive when your RSUs vest. Note that the tax treatment of RSUs differs significantly from the tax treatment of your stock options and as a result of participating in the Exchange Offer, your tax liability could be higher than if you had kept your eligible stock options.

If you are subject to non-U.S. tax laws, even if you are a resident of the United States, there may be tax, social insurance or other consequences for participating in the Exchange Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be tax, social insurance or other consequences that may apply to you. You should read the Schedules attached to this Exchange Offer document. The Schedules to this Exchange Offer document discuss the expected tax consequences and other issues related to participation in the Exchange Offer for your country of residence. You are encouraged to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as updated in our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2009, July 31, 2009 and October 31, 2009 and also the information provided in this Exchange Offer document and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://www.mentor.com/company/investor_relations/filings/. In addition, upon request, we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 16, Additional Information, for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE EXCHANGE OFFER

JANUARY 7, 2010

Section 1.	Eligible Stock Options; Eligible Employees; Expiration Date

Upon the terms and subject to the conditions of the Exchange Offer, we are making an offer to eligible employees to exchange some or all of their eligible stock options (on a grant-by-grant basis) that are properly surrendered in accordance with Section 3, Procedures for Surrendering Eligible Stock Options, and not validly withdrawn pursuant to Section 4, Withdrawal Rights, before the expiration of the Exchange Offer for RSUs on the RSU grant date (expected to be the next business day after the expiration of the Exchange Offer).

“Eligible stock options” are those stock options (a) with an exercise price equal to or greater than $11.00, (b) that were granted prior to January 7, 2009, and (c) that are scheduled to expire after August 5, 2010. The foregoing exercise price per share threshold will be proportionately adjusted to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock occurring after the commencement date and before the expiration date of the Exchange Offer. References to dollars (“$”) are to United States dollars.

You are an “eligible employee” if you are:

•	An employee of the Company or one of its majority-owned subsidiaries, who holds eligible stock options, worldwide; and

•	Employed by the Company or one of its majority-owned subsidiaries on the date the Exchange Offer commences and remain employed with us through the date the Exchange Offer expires.

The Company has excluded executives who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), members of our Board of Directors and any former employees from participating in the Exchange Offer. We may exclude otherwise eligible employees located outside the United States if we determine that including these employees would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. Accordingly, employees in Canada, China, Denmark, Netherlands and Russia will not be eligible to participate in the Exchange Offer. In addition, we reserve the right to withdraw the Exchange Offer in certain non-U.S. jurisdictions if we determine that equity compensation will no longer be a part of the compensation policies and practices in such jurisdictions or if we determine that including employees in these jurisdictions would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices. If we withdraw the Exchange Offer in a particular jurisdiction, the Exchange Offer will not be made to, nor will surrenders of eligible stock options be accepted from or on behalf of, employees in that jurisdiction.

You will not be eligible to surrender eligible stock options or receive RSUs if you cease to be an eligible employee for any reason prior to the RSU grant date, including a termination of your employment by reason of retirement, disability or death. If you are on an authorized leave of absence and are otherwise an eligible employee, you will be eligible to surrender eligible stock options for exchange in the Exchange Offer. If you surrender your eligible stock options and they are accepted and cancelled in the Exchange Offer and you are on an authorized leave of absence on the RSU grant date, you will be entitled to receive RSUs on that date as long as you are otherwise eligible to participate in the 1982 Plan. Leave is considered “authorized” if it was approved in accordance with our policies.

If you elect to participate in the Exchange Offer, the number of RSUs that you receive will depend on the number of eligible stock options you exchange, the exercise price of those eligible stock options, and the exchange ratio in the table below. RSU grant amounts calculated according to the exchange ratio will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be issued. Note that the exchange ratios apply to each of your eligible stock option grants separately. This means that the various eligible stock option grants you hold may be subject to different exchange ratios.

Exercise Price Range of Eligible Stock Options	Exchange Ratio Cancelled Stock Options to RSUs
$11.00 to $11.99	7 to 1
$12.00 to $13.99	8 to 1
$14.00 to $17.80	9 to 1
$17.81 and above	30 to 1

You can review a list of your eligible stock options and the exercise prices of such eligible stock options at the Exchange Offer website, which is available at https://mentor.equitybenefits.com.

The Exchange Offer is scheduled to expire at 5:00 p.m., Pacific Standard Time, on February 5, 2010, unless extended, in our sole discretion. See Section 14, Extension of the Exchange Offer; Termination; Amendment, for a description of our rights to extend, terminate and amend the Exchange Offer.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Mentor Graphics or one of our subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the RSU grant date or thereafter.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE EXCHANGE OFFER, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS EXCHANGE OFFER DOCUMENT AND YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX, FINANCIAL AND LEGAL ADVISORS AS YOU DEEM APPROPRIATE. YOU MUST MAKE YOUR OWN DECISION ON WHETHER TO SURRENDER YOUR ELIGIBLE STOCK OPTIONS FOR EXCHANGE.

Section 2.	Purpose of the Exchange Offer

We rely on our highly skilled and educated technical and managerial employees to implement our strategic initiatives, expand and develop our business and satisfy customer needs. Competition for these types of employees, particularly in the computer software and high-tech industry, is intense and many companies use equity compensation as a means of attracting, motivating and retaining their best employees. At Mentor Graphics, equity compensation constitutes a key component of our incentive and retention programs because we believe that equity compensation encourages employees to act like owners of the business, which helps align their interests with those of shareholders, motivates them to work toward our success and rewards their contributions by allowing them to benefit from increases in the value of our common stock.

Like many companies, we have experienced a decline of our stock price during the last few years. Many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the NASDAQ Global Select Market on December 11, 2009 was $8.30, whereas the weighted average exercise price of all outstanding stock options held by our employees was $14.19. As of December 11, 2009, approximately 70% of outstanding stock options held by our employees were options with an exercise price greater than the 52-week high trading price of our common stock. Although we continue to believe that equity compensation constitutes an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. As a result, for many employees, these stock options are ineffective at providing the incentives and retention value that we believe are necessary to motivate and retain our employees.

We believe that the Exchange Offer is important for the Company because it will permit us to:

•

Provide renewed incentives to our employees who participate in the Exchange Offer to contribute to achieving future common stock price growth. We believe the Exchange Offer will enable us to enhance long-term shareholder value by providing greater assurance that we will be able to retain experienced and productive employees, by improving the morale of our employees, and by aligning the interests of our employees more fully with the interests of our shareholders.

•

Meaningfully reduce the total number of outstanding stock options relative to our outstanding shares of common stock, or “overhang,” by replacing the eligible stock options with RSUs. Stock options with exercise prices significantly higher than our current stock price do not serve the interests of our shareholders, nor do they provide the benefits intended by our equity compensation program. The Exchange Offer also will have the added benefit of reducing the overhang represented by the outstanding eligible stock options, as each eligible stock option will be exchanged for RSUs at a ratio of less than one-to-one.

•

Recapture value from compensation costs that we already are incurring with respect to outstanding options with an exercise price equal or greater than $11.00. We believe it is not an efficient use of our resources to recognize compensation expense on stock options that are not perceived by our employees as providing value. We will make more efficient use of our resources by replacing stock options that have little or no retention or incentive value with RSUs that will provide both retention and incentive value.

Section 3.	Procedures for Surrendering Eligible Stock Options

If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election before the Exchange Offer expires at 5:00 p.m., Pacific Standard Time, on February 5, 2010, (or such later date as may apply if the Exchange Offer is extended). If we extend the Exchange Offer beyond that time, you may surrender your eligible stock options for exchange at any time until the extended expiration date of the Exchange Offer.

You will be permitted to exchange your eligible stock options for RSUs on a grant-by-grant basis. No partial exchanges of a stock option grant will be permitted. If you elect to exchange an eligible stock option grant, you must exchange the entire outstanding (i.e., unexercised) portion of that eligible stock option grant. If you elect to surrender one eligible stock option grant in the Exchange Offer, you do not need to surrender any other eligible stock options you may hold pursuant to separate grants. If you attempt to exchange a portion but not all of an outstanding eligible stock option grant, we will reject your surrender of that particular stock option grant and no stock options represented by that stock option grant will be exchanged. This will not affect any other eligible stock options that are properly surrendered.

Proper Surrender of Eligible Stock Options. If you are an eligible employee and you wish to surrender any of your eligible stock options for exchange in the Exchange Offer, you must notify SOS of your election to exchange such stock options before the Exchange Offer expires. You may notify SOS of your election by making an election online at the Exchange Offer website, which is available at https://mentor.equitybenefits.com. Your online election must be submitted before the expiration deadline of 5:00 p.m., Pacific Standard Time, on February 5, 2010, (or such later date as may apply if the Exchange Offer is extended). Included in the materials emailed to you is your Log-in ID and Password. You will need your Log-in ID and Password to gain access to your personal information on the Exchange Offer website and to make your online elections with respect to the Exchange Offer. If you lose, cannot remember or otherwise have difficulties with your Log-in ID and Password, please email: Option_ExchangeQuestions@mentor.com. Emails will be responded to between 8:00 a.m. and 5:00 p.m., Pacific Standard Time, Monday through Friday.

You do not need to return any stock option agreement(s) relating to any surrendered eligible stock options, as they will be cancelled automatically if we accept your eligible stock options for exchange.

You can check the Election Confirmation page on the Exchange Offer website, which is available at https://mentor.equitybenefits.com, at any time to see your current election(s). Additionally, SOS will email you confirmation of receipt of your election shortly after it is received. We filed a template of this confirmation with the SEC as an exhibit to the Tender Offer Statement on Schedule TO of which this Exchange Offer document is a part (“Schedule TO”). You will not receive a confirmation in the mail.

Your eligible stock options will not be considered surrendered until SOS receives your properly submitted electronic election form. Your properly submitted electronic election form must be received before 5:00 p.m.,

Pacific Standard Time, on February 5, 2010, (or such later date as may apply if the Exchange Offer is extended). If you miss the deadline or submit an electronic election form that is not properly completed as of the deadline, you will not be permitted to participate in the Exchange Offer. You are responsible for making sure that your electronic election form is properly completed, submitted and received by SOS by the deadline.

Determination of Validity; Rejection of Eligible Stock Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to form of documents and the validity, form, eligibility, time of receipt and acceptance of any surrendered eligible stock options. Neither Mentor Graphics nor any other person is obligated to give notice of any defects or irregularities in surrenders. No surrender of eligible stock options will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee surrendering stock options unless waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. This is a one-time offer, and we will strictly enforce the Exchange Offer period, subject only to any extension of the expiration date of the Exchange Offer that we may grant in our sole discretion. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or any particular eligible employee.

Our Acceptance Constitutes an Agreement. Your surrender of eligible stock options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4, Withdrawal Rights, and our acceptance of your surrendered eligible stock options in accordance with Section 5, Acceptance of Eligible Stock Options; Newly Issued RSUs. Our acceptance for exchange of eligible stock options surrendered by you pursuant to the Exchange Offer will constitute a binding agreement between Mentor Graphics and you upon the terms and subject to the conditions of the Exchange Offer.

Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6, Conditions of the Exchange Offer, we expect to accept and cancel on the day the Exchange Offer expires all properly surrendered eligible stock options that have not been validly withdrawn, and we expect to grant the RSUs on the next business day following the expiration date of the Exchange Offer. You will receive new RSU agreements governing the terms of the RSUs granted to you, which will be delivered to you as soon as reasonably practicable following the RSU grant date. If the expiration date of the Exchange Offer is extended, then the cancellation date and the RSU grant date will be similarly extended.

Section 4.	Withdrawal Rights

If you elect to surrender eligible stock options and later change your mind, you may withdraw your surrendered eligible stock options by notifying SOS of your election to withdraw the stock options before the Exchange Offer expires. You may notify SOS of your withdrawal election by revising your election online at the Exchange Offer website, which is available at https://mentor.equitybenefits.com. Your online withdrawal election must be submitted before the expiration deadline of 5:00 p.m., Pacific Standard Time, on February 5, 2010 (or such later date as may apply if the Exchange Offer is extended).

Please note that, just as you may not surrender only part of an eligible stock option grant, you may also not withdraw your election with respect to only a portion of an eligible stock option grant. If you elect to withdraw a previously surrendered eligible stock option grant, you must withdraw with respect to the entire eligible stock option grant, but need not withdraw any other eligible stock option grants previously surrendered. Your withdrawal election must specify the eligible stock option grants to be withdrawn.

You can check the Election Confirmation page on the Exchange Offer website, which is available at https://mentor.equitybenefits.com, at any time to see your current election(s). Additionally, SOS will email you confirmation of receipt of your election shortly after it is received. We filed a template of this confirmation with the SEC as an exhibit to the Schedule TO. You will not receive a confirmation in the mail.

Your surrendered eligible stock options will not be considered withdrawn until SOS receives your properly submitted withdrawal election. If you miss the deadline for notifying SOS of your withdrawal election but remain an eligible employee, any previously surrendered eligible stock options will be cancelled and exchanged pursuant to the Exchange Offer. You are responsible for making sure that the election to withdraw is properly completed and received by SOS by the deadline. Submissions by any other means, including delivery directly to Mentor Graphics or its subsidiaries, will NOT be accepted.

Once you have withdrawn eligible stock options, you may again surrender these stock options for exchange by following the procedures for properly surrendering eligible stock options as described in Section 3, Procedures for Surrendering Eligible Stock Options, prior to the deadline noted above.

Neither Mentor Graphics nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal. No withdrawals will be deemed to have been properly made until all defects or irregularities have been cured by the eligible employee making the withdrawal election unless waived by us. We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Section 5.	Acceptance of Eligible Stock Options; Newly Issued RSUs

Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all eligible stock options properly surrendered and not validly withdrawn by the expiration of the Exchange Offer, which is currently scheduled to expire at 5:00 p.m., Pacific Standard Time, on February 5, 2010. Once we have accepted your surrendered eligible stock options, such stock options will be cancelled and you will no longer have any rights under the surrendered eligible stock options. We expect to grant the RSUs on the next business day following the expiration date of the Exchange Offer. You will receive RSU agreement(s) governing the terms of the RSUs granted to you, which we will distribute promptly following the expiration date of the Exchange Offer. If the expiration date of the Exchange Offer is extended, then the cancellation date and RSU grant date will be similarly extended.

If you have surrendered eligible stock options for exchange in the Exchange Offer and your employment with us terminates for any reason before the RSU grant date, you will no longer be eligible to participate in the Exchange Offer, and we will not accept your eligible stock options for exchange. In that case, generally, you may exercise your existing stock options for a limited time after your separation date to the extent they are vested and in accordance with the terms and conditions of your existing stock options.

Section 6.	Conditions of the Exchange Offer

We will not accept any eligible stock options surrendered pursuant to the Exchange Offer, and we may terminate or amend the Exchange Offer or postpone our acceptance of any eligible stock options surrendered pursuant to the Exchange Offer, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after January 7, 2010, and before the expiration of the Exchange Offer, any of the following events have occurred, or have been reasonably determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Exchange Offer or with our acceptance of the eligible stock options surrendered pursuant to the Exchange Offer:

(a) There shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Exchange Offer, the cancellation of surrendered eligible stock options and the grant of RSUs pursuant to the Exchange Offer, or otherwise relates in any manner to the Exchange Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the Exchange Offer to us;

(b) There shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•

make the cancellation of surrendered eligible stock options and the grant of RSUs in exchange therefor illegal or otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate in any manner to the Exchange Offer; or

•

materially and adversely affect our business, condition (financial or other), operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or materially impair the contemplated benefits of the Exchange Offer to us;

(c) There shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

(d) There shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expense in connection with the Exchange Offer that would be in excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Exchange Offer;

(e) There shall have been proposed, announced or made by another person or entity a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, or it shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before January 7, 2010;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before January 7, 2010 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our assets or securities;

(f) There shall have occurred any change or changes in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership as a result of unforeseen significant events beyond our control that, in our reasonable judgment, are or may be material to us or otherwise make it inadvisable for us to proceed with the Exchange Offer; or

(g) There shall have been enacted, enforced or deemed applicable to Mentor Graphics any rules, regulations or actions by any governmental authority, the NASDAQ Stock Market or any other regulatory or administrative authority of any national securities exchange that make it inadvisable for us to proceed with the Exchange Offer.

The conditions of the Exchange Offer are for our benefit. We may assert the conditions in our discretion, regardless of the circumstances giving rise to them, at any time before the expiration of the Exchange Offer. We may waive them, in whole or in part, at any time and from time to time before the expiration of the Exchange Offer, in our discretion, whether or not we waive any other condition to the Exchange Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 may be challenged by an eligible employee only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding on all persons.

Section 7.	Price Range of Our Common Stock

The eligible stock options give eligible employees the right to acquire shares of our common stock. None of the eligible stock options are traded on any trading market.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “MENT.” The following table shows the quarterly high and low closing sale prices per share of our common stock during the periods indicated.

	High	Low
Fiscal Year Ending January 31, 2010:
Third Quarter	$9.55	7.26
Second Quarter	$7.34	5.09
First Quarter	$6.86	3.44
Fiscal Year Ended January 31, 2009:
Fourth Quarter	$7.55	4.61
Third Quarter	$14.24	6.45
Second Quarter	$15.95	9.71
First Quarter	$10.07	7.67
Fiscal Year Ended January 31, 2008:
Fourth Quarter	$15.42	8.25
Third Quarter	$16.15	11.35
Second Quarter	$15.95	12.00
First Quarter	$18.68	15.40

As of December 11, 2009, the number of shareholders of record of our common stock was approximately 589, and the number of outstanding shares of our common stock was 98,310,089. On December 11, 2009, the closing price of our common stock as reported on the NASDAQ Global Select Market was $8.30 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to surrender your eligible stock options in the Exchange Offer.

The price of our common stock has been, and in the future may be, volatile and could appreciate or decline from the current market price. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future as a result of a number of factors, both within our control and outside our control. In addition, the stock market has experienced extreme price and volume fluctuations, particularly in the current economic climate, that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of those companies.

Section 8.	Source and Amount of Consideration; Terms of RSUs

Consideration. For eligible stock options, subject to the terms of the Exchange Offer, the RSUs granted in exchange for the eligible stock options will be issued under the 1982 Plan, as amended. RSUs are equity awards under which Mentor Graphics promises to issue common stock in the future, provided the vesting criteria are satisfied. As of December 31, 2009, there were a total of 18,613,402 shares underlying stock options outstanding under our equity compensation plans. Of the outstanding stock options, as of December 31, 2009, options to purchase 8,992,204 shares of common stock would be eligible for exchange under the proposed Exchange Offer. As of December 31, 2009, 7,343,670 shares were available for grant under our existing equity plans, including 5,279,112 shares available for grant under our 1982 Plan. If 100% of eligible stock options were to be exchanged for grants of RSUs made in accordance with the exchange ratios set out in Section 1 above, the number of shares underlying outstanding stock options would be reduced by 8,992,204 shares, or approximately 48% of all outstanding stock options. As of December 31, 2009, 1920 employees were eligible to participate in the Exchange Offer.

The exchange ratios have been established by grouping together eligible stock options with similar exercise prices and assigning an appropriate exchange ratio to each grouping. See Section 1, Eligible Stock Options; Eligible employees; Expiration Date, for a table showing the exchange ratios for the Exchange Offer.

RSU grants calculated according to the exchange ratio will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be issued.

Terms of RSU Grants. If we accept the surrender of your eligible stock options for exchange, then those eligible stock options will, on the expiration of the Exchange Offer, be cancelled and replaced with RSU grants on the RSU grant date, which we expect to be the next business day following the expiration of the Exchange Offer. The vesting schedule of your current eligible stock options will no longer apply, and your RSUs will be subject to a new vesting schedule. Except for RSUs that are granted to employees in France, RSUs that are granted in exchange for fully vested eligible stock options will be subject to a new two-year vesting schedule (50% vesting on each anniversary of the RSU grant date). Except for RSUs granted to employees in France, RSUs granted in exchange for eligible stock options that are not fully vested will be subject to a new three-year vesting schedule (33% vesting on each anniversary of the RSU grant date). RSUs granted to employees in France will vest as set forth in Schedule E to this Exchange Offer.

The terms and conditions of your eligible stock options are set forth in the option agreements and the equity compensation plan(s) under which they were granted.

Participation in the Exchange Offer will not create any contractual or other right of the surrendering eligible employees to receive any future grants of stock options, RSUs or other equity or performance-based compensation. The Exchange Offer does not change the “at-will” nature of an eligible employee’s employment with us or any of our subsidiaries, and an eligible employee’s employment may be terminated by us, by our subsidiaries or by the employee at any time, for any reason, with or without cause, subject to the requirements of local law and the terms of any employment agreement.

NOTHING IN THE EXCHANGE OFFER SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF MENTOR GRAPHICS OR ONE OF OUR SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN EMPLOYED UNTIL THE RSU GRANT DATE OR THEREAFTER.

RSUs will be granted under the 1982 Plan. The following is a description of the principal features of the 1982 Plan that apply to stock options and RSUs granted under the 1982 Plan. The description of the 1982 Plan is subject to, and qualified in its entirety by reference to, the actual provisions of the 1982 Plan. The 1982 Plan, as amended, was filed with the Securities and Exchange Commission as Appendix 1 to the definitive proxy statement on Schedule 14A filed on November 11, 2009 with respect to a special shareholders meeting. Upon request, we will provide you, without charge, with a copy of the 1982 Plan. Please direct your requests to the Corporate Secretary, by mail at 8005 SW Boeckman Road, Wilsonville, OR 97070, or by telephone at (503) 685-7000.

Summary of the 1982 Plan

The following is a summary of the material terms of the 1982 Plan and is qualified in its entirety by reference to the 1982 Plan.

Administration of the 1982 Plan. The compensation committee appointed by the Board of Directors (the “Compensation Committee”) administers the 1982 Plan. The Compensation Committee has full authority to determine key employees to whom equity awards will be granted, the number of shares covered by each award, and all other terms and conditions of the awards. The Compensation Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it. The Option Approval Committee, consisting of directors McManus and Richardson, has limited authority to grant new hire and promotional stock options to persons who are not general managers of product divisions or business units or officers of the Company. The 1982 Plan will be in effect until all shares available for the plan have been issued or the plan is terminated. The Board of Directors may terminate the plan at any time. Termination of the 1982 Plan will not affect any outstanding stock options, RSUs or other awards.

Shares Available for Awards. A total of 32,670,000 shares of the Company’s common stock have been reserved for issuance under the 1982 Plan. Shares subject to stock options, stock appreciation rights, RSUs, or performance-based awards that are terminated or expire without being exercised (other than stock options that are surrendered on exercise of a stock appreciation right) are added to the shares remaining for future awards under the 1982 Plan. If shares issued as restricted stock or performance-based awards are forfeited, the number of shares forfeited is added to the shares remaining for future awards under the 1982 Plan. Also, if any change is made in the Company’s outstanding common stock as a result of a change in the Company’s capital structure, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, the Compensation Committee shall make a corresponding change in the number of shares remaining available for awards under the 1982 Plan and in all other share amounts set forth in the 1982 Plan, without any further approval of the shareholders.

Types of Awards and Terms and Conditions. The 1982 Plan permits the grant of the following types of awards: (a) nonqualified stock options (“NQSOs”); (b) incentive stock options (“ISOs”); (c) restricted stock; (d) RSUs; and (e) stock appreciation rights (“SARs”). Awards may be granted alone, in addition to, or in combination with any other award granted under the 1982 Plan.

Stock Options. The exercise price per share of ISOs cannot be less than the fair market value of the Company’s Common Stock on the date the stock option is granted. The 1982 Plan provides that the exercise price per share of NQSOs cannot be less than 50% of the fair market value of the Company’s Common Stock. No employee may be granted stock options or stock appreciation rights under the plan for more than an aggregate of 500,000 shares in any calendar year. In addition, no employee may be granted ISOs under the 1982 Plan such that the fair market value of stock (determined on the grant date) subject to ISOs that first become exercisable in any year exceeds $100,000. Additional stock options may be granted to existing optionees. At the date of exercise, the optionee may pay the full stock option exercise price in cash or in shares of Company stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the stock option exercise price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of a stock option, the number of shares subject to the stock option and the number of shares available under the plan for future grants are reduced by the number of shares with respect to which the stock option is exercised. Stock options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 30 days after either the date of termination of employment or another date set by the Company, or within one year after the death or disability of the holder. Unless otherwise approved by the Compensation Committee, stock options are not transferable except upon the death of the optionee or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. The Compensation Committee has approved the transfer by executive officers of NQSOs as gifts to family members and related entities. Terminated or expired stock options become available for future grants.

The Compensation Committee may generally establish the term of stock options, which term may not exceed 10 years after the date of grant. Stock options are generally not exercisable until one year from the date of grant or from the commencement of employment. Stock options typically become exercisable over a period of time, generally set at four years, in accordance with the terms of option agreements entered into at the time of grant.

Bonus Rights. The Compensation Committee may grant bonus rights in connection with NQSOs granted under the 1982 Plan, either upon the grant of the NQSO or at a later time. Bonus rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Compensation Committee may prescribe. A bonus right entitles an optionee to a cash bonus in connection with the exercise in whole or in part of the related stock option. Subject to a maximum dollar limit on the amount of cash to be paid under a bonus right set by the Compensation Committee, the amount of the bonus is determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related stock option exceeds the stock option exercise price. The applicable bonus percentage is determined by the Compensation Committee, not to exceed 100 percent.

Stock Appreciation Rights. The Compensation Committee determines the terms and conditions of SARs granted under the 1982 Plan, including the schedule under which SARs vest and become exercisable. SARs granted with a stock option may be exercised only to the extent the related stock option could be exercised. The Compensation Committee may generally establish the term of SARs, which term may not exceed 10 years after the date of grant. SARs entitle the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of the Company’s Common Stock on the exercise date over the SAR exercise price. Payment upon exercise may be made in cash, shares or any combination thereof.

Restricted Stock and Restricted Stock Units. Under the 1982 Plan, the Compensation Committee can issue awards of restricted stock or RSUs, subject to the terms, conditions and restrictions determined by the Compensation Committee.

Restricted stock is the grant of shares of the Company’s Common Stock to an employee subject to forfeiture or repurchase at original cost if vesting conditions are not satisfied. RSUs represent a right to receive a fixed number of shares of Common Stock in the future once vesting conditions are satisfied. Each award is subject to vesting requirements and other limitations, including restrictions or conditions that may delay the delivery of stock subject to the award after vesting. The awards vest according to the schedule contained in the award agreement as determined by the Compensation Committee. Restricted stock and RSUs that have not vested at the time a recipient terminates employment with the Company are forfeited. The Compensation Committee may grant restricted stock and RSUs in consideration for any form of legal consideration acceptable to the Committee. Upon the issuance of restricted stock or RSUs, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the award.

Performance-Based Awards. The Compensation Committee may grant performance-based awards denominated either in Common Stock of the Company or in dollar amounts. Performance-based awards granted under the 1982 Plan are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and the regulations thereunder. All or part of the awards will be earned if performance goals established by the Compensation Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, bookings, operating income, operating expenses, cash flows, increases in market share or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based awards may be paid in cash or Common Stock of the Company and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied. No participant may be granted in any fiscal year performance-based awards denominated in Common Stock of the Company under which the aggregate amount payable under the awards exceeds the equivalent of 50,000 shares or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $1,000,000. The payment of a performance-based award in cash will not reduce the number of shares reserved for issuance under the 1982 Plan

Change of Control. The 1982 Plan authorizes the Compensation Committee to accelerate the vesting of all outstanding stock options and SARs upon a change in control of the Company. A “change in control” is defined to include the following events, unless otherwise determined by the Compensation Committee prior to the occurrence of the event: the acquisition by any person of 20% or more of the Company’s Common Stock, the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors, or the approval by the Company’s shareholders of a merger, consolidation, share exchange, sale of substantially all of the Company’s assets or plan of liquidation.

Termination and Amendment. The Board of Directors may amend or terminate the 1982 Plan at any time, except that shareholder approval is required for any amendment that would increase the total number of shares available for awards under the 1982 Plan, or the total number of shares permitted to be issued under restricted stock awards, restricted stock units or performance-based awards, increase the maximum stock option term or modify the requirements for eligibility under the 1982 Plan.

Tax Withholding. We are authorized to withhold from any award granted or payment due under the 1982 Plan the amount of any withholding taxes due in respect of the award and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Compensation Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of Mentor Graphics common stock or by directing us to retain stock otherwise deliverable in connection with the award.

Section 9.	Information Concerning the Company; Financial Information

Information Concerning Us. Mentor Graphics Corporation is a supplier of electronic design automation (EDA) systems—advanced computer software and emulation systems used to automate the design, analysis, and testing of electronic hardware and embedded systems software in electronic systems and components. We market our products and services worldwide, primarily to large companies in the military/aerospace, communications, computer, consumer electronics, semiconductor, networking, multimedia, and transportation industries. Through the diversification of our customer base among these various customer markets, we attempt to reduce our exposure to fluctuations within each market. We sell and license our products through our direct sales force and a channel of distributors and sales representatives. In addition to our corporate offices in Wilsonville, Oregon, we have sales, support, software development, and professional service offices worldwide.

Financial Information. We have presented below a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and with “Part I. Financial Information” of each of our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2009, July 31, 2009 and October 31, 2009, all of which are incorporated herein by reference. The selected consolidated statements of earnings data for the fiscal years ended January 31, 2009 and January 31, 2008 and the selected consolidated balance sheet data as of January 31, 2009 and January 31, 2008 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009. The selected consolidated statements of earnings data for the fiscal quarters ended October 31, 2009 and the selected consolidated balance sheet data as of October 31, 2009 and October 31, 2008 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

Summary Consolidated Statements of Earnings and Balance Sheets

(amounts in thousands, except percentages and per share data):

	Fiscal Year Ended		Fiscal Quarter Ended
	January 31, 2009	January 31, 2008	October 31, 2009	October 31, 2008
Consolidated Statements of Earnings:
Total revenues	$789,101	$879,732	$189,196	$184,852
Operating (loss) income	$(65,558)	$72,366	$(7,268)	$(25,342)
Net (loss) income	$(91,252)	$24,309	$(27,034)	$(78,863)
Gross margin percent	84%	85%	86%	83%
Operating (loss) income as a percent of revenues	(8)%	8%	(4)%	(14)%
Net (loss) income per common share - Basic	$(0.99)	$0.28	$(0.28)	$(0.85)
Net (loss) income per common share - Diluted	$(0.99)	$0.27	$(0.28)	$(0.85)
Weighted average shares outstanding - Basic	91,829	88,086	97,854	92,354
Weighted average shares outstanding - Diluted	91,829	89,981	97,854	92,354

	Fiscal Year Ended		Fiscal Quarter Ended
	January 31, 2009	January 31, 2008	October 31, 2009
Consolidated Balance Sheet
Cash, cash equivalents and short-term investments	$95,639	$126,215	$84,658
Working capital	$98,446	$187,082	$60,781
Property, plant and equipment, net	$100,991	$100,421	$95,921
Total assets	$1,186,070	$1,237,657	$1,134,023
Short-term borrowings	$36,998	$14,178	$39,801
Notes payable, deferred revenue, long-term and other noncurrent liabilities	$280,271	$264,165	$232,467
Shareholders’ equity	$586,445	$654,182	$594,506

Ratio of Earnings to Fixed Charges. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before provision for income taxes and cumulative effect of accounting change. Fixed charges consist of interest and debt expense, including amortization of debt-related expenses and interest capitalized during the period, as well as the interest portion of rental expense.

	Fiscal Year Ended		Fiscal Quarter Ended
	January 31, 2009	January 31, 2008	October 31, 2009
Ratio of earnings to fixed charges	(0.21)	0.47	(0.16)

Book Value Per Share. Our book value per share as of our most recent balance sheet dated October 31, 2009 was $6.05.

Additional Information. For more information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2009, July 31, 2009, and October 31, 2009, and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange. We will also provide without charge to you, upon request, a copy of any or all of the documents to which we have referred you. See Section 16, Additional Information, for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 10.	Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities

The members of our Board of Directors and our executive officers, and their respective positions and offices as of December 11, 2009, are set forth in the following table (the address of each of the persons set forth below is 8005 SW Boeckman Road, Wilsonville, OR 97070):

Name	Age	Position and Offices Held
Walden C. Rhines	62	Chairman of the Board and Chief Executive Officer
Gregory K. Hinckley	62	President and Director
Sir Peter L. Bonfield	64	Director
Marsha B. Congdon	62	Director
James R. Fiebiger	67	Director
Kevin C. McDonough	59	Director
Patrick B. McManus	69	Director
Fontaine K. Richardson	67	Director
L. Don Maulsby	57	Senior Vice President, World Trade
Brian M. Derrick	45	Vice President, Corporate Marketing
Dean M. Freed	51	Vice President, General Counsel and Secretary
Alan J. Friedman	62	Vice President, Human Resources

As of December 11 2009, our current executive officers and members of our Board of Directors as a group beneficially owned outstanding stock options to purchase an aggregate of 5,255,419 shares of our common stock under our equity compensation plans, which represented approximately 28% of the shares of common stock subject to all stock options outstanding under such plans as of that date. Our executive officers who are subject to the provisions of Section 16 of the Exchange Act and members of our Board of Directors are not eligible to participate in the Exchange Offer. The following table shows the holdings of options to purchase our common stock as of December 11, 2009 by each director and each executive officer of Mentor Graphics.

Name	Aggregate Number of Stock Options Beneficially Owned	Percentage of Total Outstanding Stock Options
Walden C. Rhines	1,942,816	10.2%
Gregory K. Hinckley	1,614,316	8.5%
Sir Peter Bonfield	80,893	0.4%
Marsha B. Congdon	103,000	0.5%
James R. Fiebiger	145,000	0.8%
Kevin C. McDonough	119,041	0.6%
Patrick B. McManus	108,000	0.6%
Fontaine K. Richardson	146,000	0.8%
L. Don Maulsby	404,532	2.1%
Brian M. Derrick	297,189	1.6%
Dean M. Freed	219,632	1.2%
Alan J. Friedman	75,000	0.3%

Section 11.	Status of Eligible Stock Options Acquired by the Company in the Exchange Offer; Accounting Consequences of the Exchange Offer

Eligible stock options that we accept for exchange pursuant to the Exchange Offer will be cancelled as of the expiration date of the Exchange Offer, and the remaining number of shares subject to such cancelled stock options that are not issued as new RSUs pursuant to the Option Exchange will be cancelled and no longer be available for grants in the future.

Under FASB ASC Topic 718 – “Compensation – Stock Compensation” (which codified former Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments”), the exchange of stock options in the Exchange Offer is treated as a modification of the existing stock options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered eligible stock options, as well as the incremental compensation cost of the RSUs granted in the Exchange Offer, ratably over the vesting period of the RSU grants. The incremental compensation cost will be measured as the excess, if any, of the fair value of each RSU grant granted to employees in exchange for surrendered eligible stock options, measured as of the date the RSUs are granted, over the fair value of the eligible stock options surrendered in exchange for the RSU grants, measured immediately prior to the cancellation. Because the exchange ratios were calculated to result in the fair value of surrendered eligible stock options being approximately equal to the expected fair value of the RSUs replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Exchange Offer. In the event that any of the RSUs are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited RSUs will not be recognized; however, we will recognize any unamortized compensation expense from the surrendered eligible stock options that would have been recognized under the original vesting schedule.

Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Exchange Offer, we cannot predict the exact amount of any incremental compensation expense that may result from the Exchange Offer.

Section 12.	Legal Matters; Regulatory Approvals

We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or antitrust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible stock options and RSUs as contemplated by the Exchange Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our RSUs as contemplated in the Exchange Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Exchange Offer to accept surrendered eligible stock options for exchange and to issue RSUs would be subject to obtaining any required governmental approval.

Section 13.	Material Income Tax Consequences

U.S. Federal Income Tax Consequences. The following is a general summary as of the date of this tender offer of the material U.S. federal income tax consequences to Mentor Graphics and to the eligible employees, who are U.S. citizens or residents, of participating in the Exchange Offer. Tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. The following general description does not constitute tax advice and should not be relied on as tax advice. Each participant is encouraged to seek tax advice regarding the tax consequences of participation in the Exchange Offer. This general summary does not address the consequences of any state, local or foreign tax laws nor the tax consequences for participants who are subject to tax in other countries.

We believe the exchange of eligible stock options for RSUs pursuant to the Exchange Offer should be treated as a nontaxable exchange for U.S. federal income tax purposes and that neither the Company nor any of our eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of RSUs pursuant to the Exchange Offer. However, the Internal Revenue Service is not precluded from adopting a contrary position.

An eligible employee, who is a U.S. citizen or resident, will not have taxable income upon grant of RSUs. Instead, the eligible employee will recognize ordinary income as the RSUs vest and no longer can be forfeited and the shares are delivered in payment of the vested RSUs, at which time Mentor Graphics also generally will have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares you receive, less the amount, if any, you paid for the shares. With regard to the shares issued pursuant to the RSUs granted under the Exchange Offer, an eligible employee will not have paid any amount for the shares. Mentor Graphics will satisfy all tax withholding obligations in the manner specified in the RSU agreement. Any gain or loss recognized upon the sale or exchange of shares acquired through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long the shares were held. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

Acceleration of vesting or payment of awards under the 1982 Plan in the event of a change in control may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by Mentor Graphics.

Under Section 409A of the Internal Revenue Code (the “Code”), certain awards granted under the 1982 Plan may be treated as nonqualified deferred compensation. The Code imposes on persons with nonqualified deferred compensation that do not meet the requirements of that section of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax.

The RSUs generally will have no U.S. federal income tax consequences to Mentor Graphics. However, Mentor Graphics generally will be entitled to a business expense deduction upon the vesting and payment of an RSU in an amount equal to the amount of ordinary compensation income attributable to the employee, subject to the limitations imposed by the Internal Revenue Code. We have designed the Exchange Offer in a manner intended to comply with Internal Revenue Code Section 409A.

Mentor Graphics will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized in connection with the vesting and payment of RSUs held by an eligible employee. Mentor Graphics will require any such eligible employee to make arrangements to satisfy this withholding obligation prior to the delivery or transfer of any shares of common stock.

Non-U.S. Income Tax Consequences. The tax consequences for participating non-U.S. eligible employees may differ from the U.S. federal income tax consequences summarized above. The Schedules attached to this Exchange Offer document contain brief discussions of the tax and other consequences and other issues applicable in the foreign countries in which the non-U.S. eligible employees reside.

WE ENCOURAGE ALL ELIGIBLE EMPLOYEES WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE STOCK OPTIONS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

CIRCULAR 230 DISCLAIMER. The following disclaimer is provided in accordance with Treasury Department Circular 230. You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Section 14.	Extension of the Exchange Offer; Termination; Amendment

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any eligible stock options surrendered to us by disseminating notice of the extension to eligible employees by public announcement, oral or written notice or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new expiration date no later than 6:00 a.m., Pacific Standard Time, on the next business day following the previously scheduled expiration date of the Exchange Offer, and the cancellation date and the RSU grant date will be similarly extended. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight Pacific Standard Time.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration of the Exchange Offer, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6, Conditions of the Exchange Offer, by disseminating notice of the termination or amendment to eligible employees by public announcement, oral or written notice or otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6, Conditions of the Exchange Offer, has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect prior to the expiration date of the Exchange Offer. Any notice of such amendment required pursuant to the Exchange Offer or applicable law will be disseminated promptly to eligible employees in a manner reasonably designed to inform eligible employees of such change and will be filed with the SEC as an amendment to the Schedule TO.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or exchange offer must remain open following material changes in the terms of or information concerning an exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of the changed terms or information.

In addition, if we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action and, if the Exchange Offer is scheduled to expire within ten business days from the date we notify you, keep the Exchange Offer open for at least ten business days after the date of such notification:

(a) We increase or decrease the amount of consideration offered for the eligible stock options; or

(b) We increase or decrease the number of eligible stock options that may be surrendered in the Exchange Offer.

Section 15.	Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible stock options pursuant to the Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Offer, including, but not limited to, mailing, faxing and telephone expenses, as well as any expenses associated with any tax, financial, legal or other advisor consulted or retained by you in connection with the Exchange Offer.

Section 16.	Additional Information

We have filed with the SEC a Schedule TO with respect to the Exchange Offer. This Exchange Offer document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with (or in some cases “furnished” to) the SEC before making a decision on whether to surrender your eligible stock options for exchange:

(a) Our Annual Report on Form 10-K for our fiscal year ended January 31, 2009, filed with the SEC on March 18, 2009;

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009, filed with the SEC on December 7, 2009;

(c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009, filed with the SEC on September 4, 2009;

(d) Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009, filed with the SEC on June 9, 2009;

(e) Our definitive Proxy Statement for our 2009 special meeting of shareholders, filed with the SEC on November 12, 2009;

(f) Our definitive Proxy Statement for our 2009 annual meeting of shareholders, filed with the SEC on May 29, 2009; and

(g) The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 29, 1985 and any amendment or report filed with the SEC for the purposes of updating such description.

The SEC file number for our current and periodic reports is 000-13442. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://www.mentor.com/company/investor_relations/filings/. These filings may also be examined, and copies may be obtained, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We will also provide without charge to each person to whom a copy of this document is delivered, upon request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mentor Graphics Corporation, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777, Attn: Investor Relations, or by phone at (503) 685-7000.

The information relating to Mentor Graphics in this document should be read together with the information contained in the documents to which we have referred you.

Section 17.	Miscellaneous

We are not aware of any jurisdiction where the making of the Exchange Offer would not be in compliance with applicable law. If we become aware of any jurisdiction where the making of the Exchange Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after making a good faith effort, we cannot comply with the applicable law, the Exchange Offer will not be made to, nor will surrenders be accepted from or on behalf of, eligible employees residing in such jurisdiction.

This Exchange Offer document and our SEC reports referred to above include forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as updated by our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2009, July 31, 2009 and October 31, 2009, that could cause actual results to differ materially from those expressed in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED IN THIS EXCHANGE OFFER AS WELL AS THOSE CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2009, AS UPDATED BY OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED APRIL 30, 2009, JULY 31, 2009 AND OCTOBER 31, 2009, BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE STOCK OPTIONS IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO

GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS EXCHANGE OFFER DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Mentor Graphics Corporation

January 7, 2010

SCHEDULE A

GUIDE TO TAX ISSUES IN ARMENIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Armenia. This summary is based on the tax laws in effect in Armenia as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Armenia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest on the fair market value of the shares issued to you at vesting. You will not be subject to social insurance contributions at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to tax on any gain you realize.

Withholding and Reporting

Your employer generally is not required to withhold and report income tax when the RSUs vest and shares are issued to you. You are responsible for reporting and paying any tax resulting from the vesting of your RSUs.

SCHEDULE B

GUIDE TO TAX ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Austria. This summary is based on the tax laws in effect in Austria as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Austria with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon vesting of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest on the fair market value of the shares issued to you at vesting. You may also be subject to other payroll taxes when the RSUs vest, including contributions to the fund for the promotion of house building and contributions to the chamber of commerce.

Please note that the Austrian Income Tax Act provides favorable tax treatment if certain conditions are met. Please contact your personal tax advisor to determine if this treatment applies to your specific situation.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to capital gains tax provided the following two conditions are met:

(i)	you hold the shares for more than 12 months, and

(ii)	you do not own (and have not owned at any time in the last five years) 1% or more of the Company’s common stock.

If either condition (i) or (ii) above is not met, you will be subject to capital gains tax if the total gain from the sale of shares within one year of acquisition (and the sale of other property within certain time periods) exceeds €440 (“speculation tax”). If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.

Such capital gains may be offset against losses from other speculative sales of shares and other property within the relevant time periods.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares by the end of April in the year following the year of sale.

SCHEDULE C

GUIDE TO TAX ISSUES IN EGYPT

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Egypt. This summary is based on the tax laws in effect in Egypt as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Egypt with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions upon vesting of the RSUs.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting.

Withholding and Reporting

Your employer is required to withhold and report income tax when the RSUs vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE D

GUIDE TO TAX ISSUES IN FINLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Finland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax, health insurance premiums and possibly church tax when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting. When determining the applicable capital gain, you may deduct from the sale proceeds either: (1) the acquisition cost of the shares (which will be nil) and other costs in connection with the gain; or (2) 20% of the sale proceeds (40% if the shares are held at least ten years). If the sale proceeds are less than the fair market value of the shares at vesting, you will be entitled to deduct the capital loss from capital gains either for the current year or during the next three years.

Withholding and Reporting

Your employer is required to withhold and report income tax (and church tax, if applicable) and health insurance premiums when the RSUs vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You must check in your pre-completed tax return that the taxable benefit resulting from the vesting of the RSUs is reported. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE E

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in France with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Please note the following with regard to the terms of the RSUs granted pursuant to the Exchange Offer:

1. Vesting: Assuming your continued active employment with the Company or one of its subsidiaries through the vesting date, the restricted stock units will be scheduled to vest as follows:

Portion of Vesting Period of Eligible Option Elapsed as of Date of Cancellation	Total Vesting Period of Restricted Stock Units	Percentage of Restricted Stock Units Vesting Annually*
100%	2 years	100% at the end of year 2
Less than 100%	3 years	66% at the end of year 2; 33% at the end of year 3

*	Annual vesting will be from the date of grant, which we expect to be February 8, 2010.

2. Holding Periods: You will be required to hold any shares acquired upon vesting of the RSUs for two years from the respective vesting date before selling the shares.

Special Notice About Eligible Options: If you decide to participate in the Exchange Offer, you should also consider whether your eligible stock options were granted under the French Sub-Plan to the 1986 Stock Plan or otherwise may have been intended to qualify for favorable tax and social security contribution treatment pursuant to sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended (“French-qualified options”). If so, you will NOT receive any credit with regard to holding periods met for your exchanged options as to the grant of any RSUs in the exchange. The RSUs will have the vesting and holding period restrictions described above. You should also note that there have been changes to the social security treatment of French-qualified awards in recent years which apply to grants made on or after October 16, 2007 and which may increase your liability for social security contributions if you elect to exchange eligible stock options for RSUs. These tax and social security consequences may affect your decision to participate in the Exchange Offer. Please review the terms and conditions of your eligible stock options carefully and speak to your tax or other legal advisor if you have any questions.

Tax Information

Option Exchange

You will not be subject to personal income tax or social security contributions as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Terms and Conditions of RSUs

Your RSUs will be granted under the Rules of the Mentor Graphics Corporation 1982 Stock Option Plan for the Grant of Restricted Stock Units to Participants in France (the “French Sub-Plan”) in order to qualify for favorable tax and social security contribution treatment pursuant to sections L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended (the “French-qualified RSUs”). Please see the discussion of the key terms above.

Grant of French-qualified RSUs

You will not be subject to personal income tax or social security contributions when the French-qualified RSUs are granted to you.

Vesting of French-qualified RSUs

You should not be subject to personal income tax or social security contributions when your French-qualified RSUs vest and shares are issued to you, provided that the requirements for favorable income tax and social security treatment are satisfied.

Wealth Tax

Shares acquired under the French Sub-Plan are included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including you and your household) exceeds a certain amount (€790,000 for 2009), as valued on January 1.

Sale of Shares

When you subsequently sell the shares acquired at vesting of the French-qualified RSUs, you will be subject to tax. Your gain will be divided into two portions: the gain at vesting (i.e., the fair market value of the shares at vesting) and the capital gain (i.e., the difference between the net sale proceeds and the fair market value of the shares at vesting).

(1) Gain at vesting: Provided the French-qualified RSUs retain their French tax-qualified status, the gain at vesting will be taxed at the rate of 44.6% (30% income tax plus 14.6% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate plus 14.6% additional social taxes.

(2) Capital gain: The capital gain will be taxed at the rate of 30.1% (18% income tax plus 12.1% additional social taxes). However, you will be subject to tax on the capital gain only if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire capital gain. If the sale proceeds are less than the fair market value of the shares at vesting, you will realize a capital loss. This capital loss can be offset against the gain at vesting and, provided the €25,730 threshold is exceeded, against capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income (such as salary).

Withholding and Reporting

Your employer is not required to withhold income tax or social security contributions when the RSUs vest, provided the requirements for favorable income tax and social security treatment are satisfied. However, your employer is required to report the details of the vesting of the RSUs to the social security administration in the year following the year of vesting. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and the sale of your shares.

Finally, you must declare any cash or stock account held abroad when filing your personal income tax return.

SCHEDULE F

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Germany with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Please note that a deduction of €360 per calendar year may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income results from the acquisition of stock in your employer’s parent company. Please consult your personal tax advisor to determine whether this deduction may apply at vesting of the RSUs.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gains at a flat rate of 25% (plus 5.5% solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price and the fair market value of the shares issued at vesting.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent applicable) when the RSUs vest. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE G

GUIDE TO TAX ISSUES IN HUNGARY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Hungary. This summary is based on the tax laws in effect in Hungary as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Hungary with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax, solidarity tax (if applicable to your income level), and social insurance contributions when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. Because the RSUs are granted to you by the Company and not your local employer, you must pay both the employee and employer social insurance contributions.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. When calculating this gain, the sale price must be verified by the Company or the broker involved in the transaction.

Withholding and Reporting

Your employer is not required to withhold and report income tax, solidarity tax, or social insurance contributions when the RSUs vest. It is your responsibility to report and pay any income tax, solidarity tax (if applicable) and social insurance contributions resulting from the vesting of the RSUs and the sale of your shares. You should keep all receipts in connection with any transaction for five years, as these receipts must be presented to the Hungarian tax authorities upon request.

SCHEDULE H

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in India with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and Grant of RSUs

The tax treatment of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer is uncertain. The Indian tax authorities may treat the exchange as the disposal of a capital asset (i.e., the eligible stock option) which is subject to capital gains tax. In this case, the capital gain would likely be calculated based on the difference between the full value of consideration received in exchange for the eligible option (i.e., the value of the RSUs) reduced by the cost paid to acquire the eligible stock options.

In the present case, the cost of acquisition of the eligible stock options that are being exchanged for RSUs (and/or the value of the RSUs) may be considered as “indeterminable,” in which case the capital gains computation mechanism fails. Under existing judicial precedent, no capital gains tax liability arises where the computation mechanism for capital gains fails. As a result, there are reasonable arguments that you will not be subject to capital gains tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer. However, this position is based on judicial precedents and there is no statutory guidance on this point. It is possible that the Indian tax authorities could ascribe determinable values to eligible stock options and RSUs, in which case, capital gains could be computed and due on the awards. As a result, taking the position that no tax is due on the exchange is not risk free and the Company takes no responsibility for the tax position that you take/claim regarding the option exchange. Accordingly, we recommend that you consult your personal tax advisor regarding the potential tax consequences of participating in the Exchange Offer.

Vesting of RSUs

Please note that the fringe benefit tax (“FBT”) regime on equity awards was abolished retroactive to April 1, 2009, under the Budget for India for 2009-1010 (the “Budget”) published on July 6, 2009 and passed by Parliament in August 2009. You accordingly will be subject to income tax when the RSUs vest and shares are issued to you (i.e., when the shares are allotted to you). Pending further guidance from the Indian tax authorities, the method of valuing the shares issued to you at vesting for income tax purposes remains somewhat uncertain. However, you likely will be taxed on the fair market value of the shares issued to you at vesting, as quoted on the stock exchange on which the Company’s shares are listed (i.e., the NASDAQ Global Select Market). You likely will not be subject to social insurance contributions when the RSUs vest.

Note that the elimination of FBT and assessment of personal income tax will also apply to your eligible stock options exercised on or after April 1, 2009.

Due to the uncertainty of the valuation of shares underlying equity awards for income tax purposes, you are strongly advised to consult your personal tax advisor regarding the tax consequences of the eligible stock options and the RSUs.

In addition, if you are subject to tax at the time of the option exchange, the tax consequences at vesting of the RSUs may differ. If you are subject to tax at the time of the option exchange, you are strongly advised to consult your personal tax advisor regarding the tax consequences of the RSUs at vesting.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the taxable amount at vesting, which is likely the fair market value of the shares at vesting, as quoted on the stock exchange on which the Company’s shares are listed (i.e., the NASDAQ Global Select Market).

If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as your marginal income tax rate).

Withholding and Reporting

Your employer is required to report and withhold income tax when the RSUs vest and shares are issued to you. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE I

GUIDE TO TAX ISSUES IN IRELAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Ireland. This summary is based on the tax laws in effect in Ireland as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Ireland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You should take account of this benefit as part of your preliminary tax obligations for the year of vesting. You will not be subject to social insurance contributions on this amount.

In addition, as of January 1, 2009, an “income levy” applies to your gross income from all sources, including the income at vesting. Certain limited exceptions apply. Please consult your personal tax advisor for further details about the income levy.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain, provided the gain exceeds your annual exemption amount (currently €1,270). You will be taxed on the difference between the sale price and the fair market value of the shares at vesting.

Withholding and Reporting

Your employer is not required to withhold income tax when the RSUs vest. It is your responsibility to report and pay any income tax resulting from the vesting of the RSUs and the sale of your shares.

SCHEDULE J

GUIDE TO TAX ISSUES IN ISRAEL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Israel. This summary is based on the tax laws in effect in Israel as of December 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

Under general tax principles in Israel, you will be subject to income tax and may also be subject to national insurance and health insurance contributions (to the extent you have not already reached the applicable contribution ceiling) as a result of the exchange of vested eligible stock options for the grant of RSUs. The exchange of unvested eligible stock options for the grant of RSUs likely is not considered to be a taxable event under Israeli tax law. Therefore, you likely will not be subject to income tax or national insurance and health insurance contributions as a result of the exchange of eligible unvested options for the grant of RSUs.

The Company is seeking a tax ruling from the Israeli Tax Authorities (“ITA”) to confirm that the exchange of your vested eligible stock options for the grant of RSUs will also not be taxable. (Such tax ruling may also confirm the tax treatment of your RSUs, as further discussed below. The Company will provide you with further details upon receipt of the tax ruling from the ITA.)

•

If a favorable tax ruling is granted by the ITA, you will not be taxed upon the exchange, provided you consent in writing to the terms of the tax ruling by signing and returning a copy of the ruling-related agreement that will be provided to you by the Company if and when the ruling has been obtained.

•

If a favorable tax ruling is not granted by the ITA, you will be taxed upon the exchange of vested eligible stock options. The taxable amount will be the fair value of the RSUs granted to you in exchange for the vested eligible stock options. It is not clear how the fair value of the RSUs will have to be calculated for tax purposes, but it is likely that such value shall be determined on the basis of an accepted economic model for valuing equity awards (such as a Black-Scholes model).

Please note that, if a favorable tax ruling is not granted by the ITA and you are subject to tax upon the exchange of your vested eligible stock options, you will not be entitled to a refund of the amount on which you paid tax at the time of the exchange if you subsequently forfeit the RSUs received in the Exchange Offer before they vest.

You should consult with your personal tax advisor regarding the potential tax consequences of participating in the Exchange Offer prior to making any decision whether to participate.

Cross-Border Tax Implications for Employees Who Transferred or Will Transfer Out of Israel

Employees Transferred out of Israel Prior to Exchange. If the eligible stock options were granted while you were resident in Israel and you transferred to another country prior to the exchange, you generally will be subject to tax at the time of the exchange, as described above, unless the Company obtains a favorable tax ruling and you consent in writing to the terms of the tax ruling, as discussed above. However, please be aware that by consenting to the tax ruling, you likely will be subject to tax in Israel when you sell the shares underlying the RSUs even if you are not an Israeli tax resident at the time of the exchange and/or the sale of the shares.

If the Company does not obtain a favorable tax ruling or you do not consent to the tax ruling, you generally will be subject to tax at the time of the exchange. As noted above, the taxable amount will be the fair value of the RSUs at the time of grant. However, you may be able to pro-rate the taxable amount based on the time you were regarded to be a tax resident of Israel between grant of your eligible stock options and the grant date of the RSUs.

If the Company obtains a favorable tax ruling and you consent in writing to the terms of the tax ruling but you can demonstrate to the ITA that you are no longer a tax resident of Israel at the time of the exchange, you should not be subject to tax at the time of the exchange and will need to pay tax in Israel only on part of the gain derived from the RSUs, based on the time you were an Israeli resident between grant of your eligible stock options and the grant date of the RSUs. However, ITA policy on this issue is not clear and the Company will update you on the terms of the favorable tax ruling in this respect when and if it is obtained.

Employees Transferring Out of Israel After Exchange. If you are an Israeli tax resident at the time of the exchange who consents to the terms of the tax ruling and you transfer to another country subsequent to the grant of the RSUs, you will be subject to tax in Israel on the entire gain realized upon the sale of the RSUs.

Depending on your current country of residence, you may be subject to tax in both your new country of residence and Israel on the income from the RSUs. Your ability to receive a credit for Israeli tax purposes for any non-Israeli taxes that may be paid by you on the same income may be limited. Accordingly, you are strongly advised to consult with your personal tax and legal advisors regarding the tax implications of participating in the Exchange Offer and agreeing to the terms of the tax ruling.

Grant of RSUs

If a favorable tax ruling is granted by the ITA and you consent to the ruling, you will not be subject to tax when the RSUs are granted to you. If a favorable tax ruling is not granted by the ITA or you do not consent to the tax ruling, you generally will be subject to tax when the RSUs are granted to you, as described above.

The 1982 Plan is a “non- trustee” plan, as set forth under Section 102 of the Income Tax Ordinance.

Vesting/Sale of Shares

Due to tax considerations in Israel, the RSUs are subject to a mandatory sale restriction, which means that, immediately upon vesting of the RSUs, the shares acquired will be sold. You will receive cash proceeds equal to the sale price of the shares (i.e., fair market value of the shares at vesting/sale) less any applicable income tax, social insurance contributions and brokerage fees.

You will be subject to ordinary income tax (at your marginal income tax rate) and national insurance and health insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest/shares are sold. The taxable amount will be the fair market value of the shares at vesting of the RSUs.

Exit Tax

If you cease to be a resident of Israel, your assets (including any RSUs and/or shares) will be deemed to be sold and you will be subject to tax on the deemed sales proceeds (the “Exit Tax”). However, payment of the Exit Tax may be deferred until the actual sale of the assets. If, however, a favorable tax ruling is granted by the ITA and you consent to such ruling, such ruling is likely to provide that no Exit Tax will apply and that you will be subject to tax in Israel on your entire gain from the RSUs even if you cease to be an Israeli resident, as described above. Please consult your personal tax advisor regarding the tax treatment of your RSUs and/or shares if you cease to be a resident of Israel.

Withholding and Reporting

Your employer is required to report and withhold income tax and national insurance and health insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) at vesting of the RSUs/sale of the shares.

In addition, if a favorable tax ruling is not granted by the ITA, or if a favorable ruling is granted by the ITA but is not consented to by you, the Company and/or the employer will also be required to withhold any applicable tax and national insurance and health insurance contributions upon the exchange of vested eligible stock options for RSUs. Any tax due on the exchange will be withheld from your salary.

SCHEDULE K

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Italy with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions when the RSUs vest. The taxable amount will be the fair market value of the shares1 issued to you at vesting.

You should note that, for stock options exercised on or after June 25, 2008, social insurance contributions are not due on the income recognized at exercise. Therefore, before you decide whether to participate in the Exchange Offer, you should carefully consider the difference between the Italian social insurance treatment of your eligible stock options and the RSUs that you will receive in exchange for any eligible stock options and we recommend that you seek advice from a tax professional regarding your participation in the Exchange Offer.

[1]

Please note that, for Italian tax purposes, the fair market value of a share is defined as the average price per share on the official stock exchange on which the Company’s shares are traded (i.e., the NASDAQ Global Select Market) during the month immediately preceding and including the relevant date.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the RSUs. The taxable gain will be the difference between the sale price and the fair market value (as defined under Italian tax law) of the shares issued to you at vesting.

The capital gain will be taxed at a rate of 12.5% provided the shares are a non-qualified shareholding.2 In calculating your capital gain, you may subtract certain capital losses and any expenses incurred to produce the gain, except interest. If losses exceed gains, the difference can be carried forward for the next four years.

Provided the shares are a non-qualified shareholding, you also may elect to be taxed at sale under one of the following two alternative tax regimes. To be eligible for either of these methods, you must deposit the shares with a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method described above for shareholdings. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares, but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions at vesting of the RSUs. However, you are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any taxes resulting from the sale of your shares.

[2]

A shareholding will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of the Company’s outstanding shares, which is likely to be the case with your shares.

SCHEDULE L

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

The Japanese tax treatment of the exchange of eligible stock options for RSUs is uncertain because there are no specific tax provisions related to such an exchange. You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer. However, we recommend that you consult your personal tax advisor regarding the potential tax consequences of the Exchange Offer.

Grant of RSUs

Although the tax treatment of RSUs is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You likely will be subject to income tax when the RSUs vest. The taxable amount will be the fair market value of the share issued to you at vesting. This income likely will be characterized as remuneration income. You will not be subject to social insurance contributions on this income.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the RSUs at a gain. The taxable gain will be the difference between the sale price and the fair market value of the shares issued to you at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult your personal tax advisor to determine whether you may be eligible for a reduced capital gains rate.

Withholding and Reporting

Your employer is not required to withhold or report tax at vesting of the RSUs. You are responsible for reporting and paying any tax resulting from the exchange of eligible stock options, the grant and vesting of the RSUs, and the sale of shares.

SCHEDULE M

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax, unless the gain you have realized from the sale of shares that year is less than the exempt amount, which is currently set at KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax. If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. You will not be subject to the securities transaction tax when you sell the shares.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the RSUs vest, but may be required to withhold social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You are responsible for reporting and paying any income tax resulting from the vesting of the RSUs and the sale of your shares.

You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year the income is received. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax deduction.

SCHEDULE N

GUIDE TO TAX ISSUES IN PAKISTAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Pakistan. This summary is based on the tax laws in effect in Pakistan as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Pakistan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to social insurance contributions when the RSUs vest.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain. You will be taxed on the difference between the sale price and the fair market value of the shares at vesting. If you hold the shares for more than 12 months after vesting, the taxable amount will be reduced by 25% so that only 75% of the capital gain will be subject to tax.

Withholding and Reporting

Your employer is required to withhold and report income tax at vesting of the RSUs. You are responsible for reporting and paying any taxes resulting from the sale of your shares.

Other Information

Exchange Control

In order for you to acquire shares pursuant to the RSUs, it is necessary to obtain approval from the State Bank of Pakistan (the “SBP”). You will be responsible for obtaining the approval before you acquire shares at vesting of the RSUs.

After vesting in the RSUs and acquiring shares with the approval of the SBP, you must:

(1) submit a return to the SBP on the prescribed form V-96 within one month of vesting in the RSUs and acquiring shares;

(2) maintain evidence of any shares you acquire with an Authorized Dealer (typically, a bank licensed to transact foreign exchange translations); and

(3) repatriate the proceeds from the sale of any shares to Pakistan through normal banking channels. The amounts repatriated must be converted to local currency by the bank and a Proceeds Realization Certificate issued by the bank must be filed with the SBP. The repatriated amounts cannot be credited to a foreign currency account.

Exchange control regulations are subject to frequent change and you should consult your personal legal advisor prior to acquiring or selling any shares to ensure compliance with current regulations. It is your responsibility to comply with all exchange control laws in Pakistan and neither the Company nor your employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

SCHEDULE O

GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Poland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer, although there is no clear guidance set forth in the Polish Personal Income Tax Act or other tax regulations.

Grant of RSUs

It is not clear if the grant of the RSUs will be considered a taxable event under Polish personal income tax regulations. However, you likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You likely will be subject to income tax when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. You likely will not be subject to social insurance contributions when the RSUs vest.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell any shares acquired at vesting of the RSUs at a gain. You will likely be taxed on the difference between the sale price and your tax basis. Your tax basis will be the fair market value of the shares at vesting if this amount was included in taxable income.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the RSUs vest. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and the sale of your shares.

SCHEDULE P

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Singapore with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

SECURITIES WARNING: The RSUs that you will receive if you choose to participate in the Exchange Offer are being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (SFA). You should note that the RSU grant is subject to the general resale restriction under section 257 of the SFA, and you shall not be able to make any subsequent sale or offer of sale of the shares underlying the RSUs in Singapore unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Cap 289, 2006 Ed.)

Tax Information

Option Exchange

Under general tax principles in Singapore, you may be subject to income tax as a result of the exchange of eligible stock options for the grant of RSUs if the Inland Revenue Authority of Singapore (“IRAS”) views the exchange of the eligible stock options as a release of an existing right. In this case, the taxable amount would be the difference between the market value of the underlying shares and the exercise price of the eligible stock options on the date of exchange.

However, since the eligible stock options will have an exercise price equal to or greater than the market value of the Company’s common stock at the time of the exchange, the taxable amount will be zero or a negative amount. We recommend that you consult your personal tax advisor regarding the potential tax consequences of the Exchange Offer.

Please note that if you are subject to tax upon the exchange of your eligible stock options, and if you subsequently forfeit the RSUs before they vest, you likely will not be entitled to a refund of the amount on which you paid tax at the time of the exchange.

Grant of RSUs

In principle, you will be subject to tax on the exchange of the eligible stock options when the RSUs are granted to you; however, as described above, there should be no taxable amount at the time of the exchange.

Vesting of RSUs

You will be subject to income tax on the fair market value of the shares issued to you at vesting. You will not be subject to Central Provident Fund (“CPF”) contributions on this amount. There will be no credit available for any taxes paid previously at the time of the exchange (although, as discussed above, for practical purposes, the exchange of the eligible stock options should not result in any taxation).

You will be subject to tax in Singapore on the RSU income if you are employed in Singapore when the RSUs are granted to you, even if your RSUs vest when you are employed outside of Singapore or after you have permanently departed Singapore.

In addition, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, you may be subject to tax on a “deemed vesting” basis if you cease to be employed in Singapore, even if the RSUs have not vested as of that time. In this case, the taxable amount (if any) will be the market value of the underlying shares one month before the date you cease employment or the date on which the RSUs are granted, whichever is later. However, if you forfeit the RSUs when you cease employment in Singapore, the IRAS likely will not apply this “deemed vesting” rule to you. If you are subject to tax under this “deemed vesting” rule and the fair market value of the shares at vesting is lower than the deemed gain, you may apply to the IRAS for a refund of the excess tax paid within four years from the year of assessment following the year in which the “deemed vested” rule applied.

Finally, provided certain conditions are satisfied, you may be eligible for a tax exemption or deferral on the income from your RSUs pursuant to a special scheme for equity income. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether the RSUs may qualify for favorable tax treatment under such a scheme.

Sale of Shares

You should not be subject to tax when you subsequently sell any shares acquired at vesting of the RSUs.

Withholding and Reporting

Generally, your employer will not withhold income tax or CPF contributions at vesting of the RSUs in the absence of a specific directive from the IRAS. However, your employer will prepare a Form IR8A, which will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind. This will include the amount of the market value of the shares at vesting of the RSUs. Your employer may also be required to report the taxable amount at the time of the exchange (i.e., zero). However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you, and you are advised to consult your tax advisor.

You are responsible for reporting the taxable benefit you have derived from the vesting of the RSUs for the year in which vesting occurs and for paying any applicable income tax. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return, with the IRAS. However, if your employer is under the Auto-Inclusion Scheme for Employment Income, your income information will be submitted to IRAS electronically, so you only need to complete and submit your annual tax return with the IRAS.

SCHEDULE Q

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Sweden with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be required to pay social insurance contributions when the RSUs vest, but a general pension contribution (to the extent you have not already reached the applicable contribution ceiling) will be collected through income tax withholding.

Sale of Shares

You will be subject to capital gains tax on any gain you realize when you subsequently sell any shares acquired at vesting of the RSUs. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. Alternatively, provided that the Company’s shares are listed on an exchange at vesting (e.g., the NASDAQ Global Select Market), you may choose to be taxed on 80% of the sale proceeds.

Withholding and Reporting

Your employer will withhold and report income tax at vesting of the RSUs. Your employer also is required to pay an employer social insurance contribution on the taxable amount at vesting.

No later than the end of the month following vesting, you must inform your employer that the RSUs have vested and disclose the taxable amount. You are responsible for reporting the taxable income from the vesting of the RSUs on your annual tax return and for paying any additional taxes due if your tax liability exceeds the amount withheld. You also are responsible for reporting and paying any tax resulting from the sale of your shares.

SCHEDULE R

GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material federal tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Switzerland. Swiss employees are taxed at the federal, cantonal and municipal levels. This summary is based on the federal tax laws in effect in Switzerland as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Switzerland with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer, although the taxation of the exchange of eligible stock options for RSUs pursuant to the Exchange Offer in Switzerland is not certain and may vary by canton. In addition, if you move from your canton of residence before the RSUs vest, you may be subject to exit tax depending on the applicable cantonal tax legislation. Please consult with your personal tax advisor regarding the tax treatment of the RSUs in your canton of residence (or taxation, if different).

Grant of RSUs

You likely will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling and are otherwise subject to social insurance contributions) when the RSUs vest on the fair market value of the shares issued to you on the date of vesting.

Net Wealth

Any shares issued to you upon vesting of the RSUs will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to capital gains tax on any gains realized, provided the shares are held as private assets and provided you do not qualify as a professional securities dealer.

Withholding and Reporting

If you are an employee subject to ordinary tax assessment (i.e., if you are a Swiss national or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax at vesting, but is required to withhold social insurance contributions on the fair market value of the shares issued to you. Your employer will report the grant and vesting of the RSUs on the annual certificate of salary (Lohnausweis) and on an annex to the annual certificate (“Beiblatt zum Lohnausweis”), which are both issued to you as of the end of the calendar year during which the RSUs are granted and vest. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the RSUs. In addition, you must declare the RSUs and any shares acquired at vesting in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are an employee subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report salary withholding tax and social insurance contributions on the fair market value of the shares issued to you at vesting. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

If you are a cross-border employee, you may also be subject to withholding at source. However, the rules vary from one canton to another. Please consult your personal tax advisor regarding the potential tax consequences to you in Switzerland.

SCHEDULE S

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in Taiwan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting. You will not be subject to social insurance contributions on this amount.

Sale of Shares

You will not be subject to tax on any gain you realize when you subsequently sell any shares acquired at vesting of the RSUs. However, as of January 1, 2010, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and may be subject to AMT. If you sell your shares, you should consult your personal tax advisor regarding whether the AMT regime will apply to any income you recognize upon the sale of your shares.

Withholding and Reporting

Your employer will not withhold income tax when the RSUs vest. You are responsible for reporting and paying any taxes resulting from the vesting of the RSUs and issuance of the shares. However, your employer may prepare a non-withholding statement that includes your name, address, ID number and the taxable amount and file the non-withholding statement with the tax authorities. In this case, your employer will deliver a copy of the non-withholding statement to you so that you can include the fair market value of the shares at vesting on your annual tax return.

SCHEDULE T

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible stock options in exchange for the grant of RSUs pursuant to the Exchange Offer for eligible employees subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of December 2009. We have not obtained a tax ruling or other confirmation from the tax authorities in the United Kingdom with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at grant or vesting of the RSUs, or when you sell shares acquired upon settlement of the RSUs.

This summary assumes that you are, have been and will be resident, ordinarily resident and domiciled in the United Kingdom throughout the period of time from the grant of your eligible stock options to the vesting of the RSUs. If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the eligible stock options when you resided in or were otherwise subject to tax in another country (the “original grant country”), but you now reside in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the RSUs granted pursuant to the Exchange Offer in the original grant country, as well as in the new country. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to income tax or National Insurance contributions (“NICs”) as a result of the exchange of eligible stock options for the grant of RSUs pursuant to the Exchange Offer.

Grant of RSUs

You will not be subject to income tax when the RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and employee NICs when the RSUs vest. The taxable amount will be the fair market value of the shares issued to you at vesting.

You also will be subject to employer NICs on the taxable amount, pursuant to a joint election that you will be required to execute if you elect to participate in the Exchange Offer. If you execute a joint election form and pay employer NICs on the RSU income (as required as a condition of the RSUs), you will receive a credit for the transferred employer NICs against your income tax liability which arises on the vesting of the RSUs.

Please note that the liability for employer NICs due on the exercise of your eligible stock options may or may not have been transferred to you in respect of your eligible stock options. Therefore, before you decide to participate in the Exchange Offer, you should carefully consider the fact that employer NICs will be payable by you at vesting of the RSUs, whereas they may not be payable by you at exercise of your eligible stock options. You should refer to the relevant stock option agreement to determine whether the employer NICs liability is transferred to you in connection with your eligible stock options.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax if your total capital gain exceeds the annual exempt amount (£10,100 for the tax year April 6, 2009 to April 5, 2010). Capital gains tax is currently charged at a flat rate of 18%. The taxable amount is the difference between the sale price and the fair market value of the shares at vesting.

Please note that, when you sell any shares acquired at vesting, you may need to take into account the share-identification rules in calculating your capital gains tax liability, particularly if you have acquired shares of the Company at different times and/or from other sources. Please consult your personal tax advisor to determine how the share-identification rules apply in your particular situation.

Withholding and Reporting

Your employer will calculate the income tax and employee and employer NICs due at vesting of the RSUs and account for these amounts to Her Majesty’s Revenue & Customs (“HMRC”). Your employer will account for and withhold any applicable income tax and employee and employer NICs under the Pay As You Earn system by any of the means set forth in your RSU agreement.

If a sufficient amount is not accounted for, you must reimburse your employer for the income tax due within 90 days of the vesting of the RSUs (the “Due Date”) to avoid further tax consequences. If you fail to pay this amount to the employer by the Due Date, the income tax paid by your employer on your behalf and not reimbursed by the Due Date will constitute a loan owed by you to your employer. The loan will be effective as of the Due Date, will be immediately due and repayable, will bear interest at the then-current official rate of HMRC, and may be recovered by the Company or your employer at any time by any of the means set forth in your RSU agreement.

Notwithstanding the foregoing, if you are an executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company to cover the taxes. In the event that you are an executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of such uncollected tax will constitute a benefit to you on which additional income tax and NICs will be payable. You understand that you will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Your employer also is required to report the details of the exchange of the eligible stock options, the grant and vesting of the RSUs, the acquisition of shares and any tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the vesting of the RSUs and the sale of shares on your annual tax return. You also are responsible for paying any tax resulting from the sale of shares.